Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	2

Financial Highlights

(unaudited)

	Three Months Ended		Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Operating Information
Number of Communities			118	114
Number of Sites			21,515	20,602
Rental and Related Income	$31,388,423	$28,237,771	$62,032,140	$55,508,248
Community Operating Expenses (1)	$14,969,705	$12,715,180	$29,738,708	$25,469,996
Community NOI (1)	$16,418,718	$15,522,591	$32,293,432	$30,038,252
Expense Ratio (1)	47.7%	45.0%	47.9%	45.9%
Sales of Manufactured Homes	$5,841,615	$3,860,779	$9,485,329	$6,386,266
Number of Homes Sold	93	70	159	124
Number of Rentals Added	183	224	336	389
Net Income (Loss) (2)	$748,703	$20,071,984	$11,786,096	$(2,136,353)
Net Income (Loss) Attributable to Common Shareholders (2)	$(5,537,053)	$14,948,727	$377,083	$(12,205,783)
Adjusted EBITDA	$16,308,800	$15,272,489	$32,241,205	$30,230,998
FFO Attributable to Common Shareholders	$5,671,211	$6,154,242	$11,761,868	$12,508,890
Normalized FFO Attributable to Common Shareholders	$5,671,211	$6,679,242	$12,137,118	$13,013,783

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	39,649,318	36,600,643	39,145,310	36,245,684
Diluted	39,649,318	36,971,345	39,389,883	36,245,684
Net Income (Loss) Attributable to Common Shareholders per Share (2) –
Basic	$(0.15)	$0.41	$0.02	$(0.34)
Diluted	$(0.15)	$0.40	$0.01	$(0.34)
FFO per Share- Diluted	$0.14	$0.17	$0.30	$0.34
Normalized FFO per Share- Diluted	$0.14	$0.18	$0.31	$0.36
Dividends per Common Share	$0.18	$0.18	$0.36	$0.36

Balance Sheet
Total Assets			$915,286,843	$864,380,196
Total Liabilities			$385,299,092	$401,854,387

Market Capitalization
Total Debt, Net of Unamortized Debt
Debt Issuance Costs			$366,331,901	$386,420,370
Equity Market Capitalization			$498,312,617	$566,368,474
Series B Preferred Stock			$95,030,000	$95,030,000
Series C Preferred Stock			$243,750,000	$143,750,000
Series D Preferred Stock			$50,000,000	$50,000,000
Total Market Capitalization			$1,253,424,518	$1,241,568,844

(1) Excludes a one-time settlement of a utility billing dispute of $375,250 over a prior ten-year period for the six months ended June 30, 2019.
(2) Includes increase (decrease) in fair value of marketable securities.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	3

Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
ASSETS	(unaudited)
Investment Property and Equipment
Land	$68,157,110	$68,154,110
Site and Land Improvements	540,855,031	533,547,154
Buildings and Improvements	25,299,420	25,156,183
Rental Homes and Accessories	271,518,626	254,598,641
Total Investment Property	905,830,187	881,456,088
Equipment and Vehicles	19,686,440	18,791,688
Total Investment Property and Equipment	925,516,627	900,247,776
Accumulated Depreciation	(214,179,651)	(197,208,363)
Net Investment Property and Equipment	711,336,976	703,039,413

Other Assets
Cash and Cash Equivalents	3,724,627	7,433,470
Marketable Securities at Fair Value	106,772,889	99,595,736
Inventory of Manufactured Homes	28,289,808	23,703,322
Notes and Other Receivables, net	35,421,826	31,493,555
Prepaid Expenses and Other Assets	12,696,012	6,195,596
Land Development Costs	17,044,705	9,441,025
Total Other Assets	203,949,867	177,862,704

TOTAL ASSETS	$915,286,843	$880,902,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$327,609,085	$331,093,063
Other Liabilities
Accounts Payable	4,332,627	3,873,445
Loans Payable, net of Unamortized Debt Issuance Costs	38,722,816	107,985,353
Accrued Liabilities and Deposits	8,519,431	7,410,055
Tenant Security Deposits	6,115,133	5,842,161
Total Other Liabilities	57,690,007	125,111,014
Total Liabilities	385,299,092	456,204,077

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 4,000,000 shares authorized; 3,801,200 shares issued and outstanding as of June 30, 2019 and December 31, 2018	95,030,000	95,030,000
Series C- 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 9,750,000 and 5,750,000 shares authorized, issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	243,750,000	143,750,000
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share; 2,300,000 shares authorized; 2,000,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018	50,000,000	50,000,000
Common Stock – $0.10 par value per share; 123,363,800 and 111,363,800 shares authorized; 40,154,119 and 38,320,414 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	4,015,412	3,832,041
Excess Stock – $0.10 par value per share; 3,000,000 shares authorized; no shares issued or outstanding as of June 30, 2019 and December 31, 2018	-0-	-0-
Additional Paid-In Capital	162,556,121	157,449,781
Undistributed Income (Accumulated Deficit)	(25,363,782)	(25,363,782)
Total Shareholders’ Equity	529,987,751	424,698,040

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$915,286,843	$880,902,117

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	4

Consolidated Statements of Income (Loss)

(unaudited)

	Three Months Ended		Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
INCOME:
Rental and Related Income	$31,388,423	$28,237,771	$62,032,140	$55,508,248
Sales of Manufactured Homes	5,841,615	3,860,779	9,485,329	6,386,266
TOTAL INCOME	37,230,038	32,098,550	71,517,469	61,894,514

EXPENSES:
Community Operating Expenses	14,969,705	12,715,180	30,113,958	25,469,996
Cost of Sales of Manufactured Homes	4,256,639	2,913,825	6,845,808	4,893,996
Selling Expenses	1,336,940	1,085,244	2,427,962	1,889,316
General and Administrative Expenses	3,156,267	3,282,682	5,330,900	5,641,238
Depreciation Expense	8,868,341	7,764,258	17,619,652	15,358,892
TOTAL EXPENSES	32,587,892	27,761,189	62,338,280	53,253,438

OTHER INCOME (EXPENSE):
Interest Income	621,440	536,176	1,136,623	1,006,406
Dividend Income	1,938,145	2,474,180	3,875,559	4,899,320
Gain on Sales of Marketable Securities, net	-0-	-0-	-0-	20,107
Increase (Decrease) in Fair Value of Marketable Securities	(2,352,185)	16,623,670	6,243,581	(9,275,149)
Other Income	133,541	132,516	253,046	199,979
Interest Expense	(4,246,646)	(3,966,992)	(8,893,188)	(7,547,460)
TOTAL OTHER INCOME (EXPENSE)	(3,905,705)	15,799,550	2,615,621	(10,696,797)

Income (Loss) before Gain (Loss) on Sales of Investment Property and Equipment	736,441	20,136,911	11,794,810	(2,055,721)
Gain (Loss) on Sales of Investment
Property and Equipment	12,262	(64,927)	(8,714)	(80,632)
NET INCOME (LOSS)	748,703	20,071,984	11,786,096	(2,136,353)

Less: Preferred Dividends	(6,285,756)	(5,123,257)	(11,409,013)	(10,069,430)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,537,053)	$14,948,727	$377,083	$(12,205,783)

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	5

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended
	6/30/2019	6/30/2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$11,786,096	$(2,136,353)
Non-Cash Items Included in Net Income (Loss):
Depreciation	17,619,652	15,358,892
Amortization of Financing Costs	364,531	306,962
Stock Compensation Expense	1,058,873	853,554
Provision for Uncollectible Notes and Other Receivables	622,675	568,349
Gain on Sales of Marketable Securities, net	-0-	(20,107)
(Increase) Decrease in Fair Value of Marketable Securities	(6,243,581)	9,275,149
Loss on Sales of Investment Property and Equipment	8,714	80,632
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(4,586,486)	(5,596,315)
Notes and Other Receivables, net of notes acquired with acquisitions	(4,550,946)	(3,061,827)
Prepaid Expenses and Other Assets	(6,272,861)	(1,965,714)
Accounts Payable	459,182	961,382
Accrued Liabilities and Deposits	1,109,376	(577,796)
Tenant Security Deposits	272,972	398,041
Net Cash Provided by Operating Activities	11,648,197	14,444,849

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	-0-	(21,010,527)
Purchase of Investment Property and Equipment	(27,326,217)	(23,559,057)
Proceeds from Sales of Investment Property and Equipment	1,400,288	1,141,157
Additions to Land Development Costs	(7,603,680)	(3,694,511)
Purchase of Marketable Securities	(933,572)	(14,622,458)
Proceeds from Sales of Marketable Securities	-0-	268,675
Net Cash Used in Investing Activities	(34,463,181)	(61,476,721)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Payments from Short Term Borrowings	(69,330,342)	(57,229)
Principal Payments of Mortgages	(3,765,800)	(3,393,435)
Financing Costs on Debt	(14,904)	(35,532)
Proceeds from Issuance of Preferred Stock, net of Offering Costs	96,688,218	48,247,280
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	17,705,263	14,817,445
Proceeds from Exercise of Stock Options	434,660	835,120
Preferred Dividends Paid	(11,934,014)	(9,803,805)
Common Dividends Paid, net of Dividend Reinvestments	(10,449,385)	(11,502,896)
Net Cash Provided by Financing Activities	19,333,696	39,106,948

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,481,288)	(7,924,924)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	12,777,411	27,891,249
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$9,296,123	$19,966,325

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(unaudited)

	Three Months Ended		Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$748,703	$20,071,984	$11,786,096	$(2,136,353)
Interest Expense	4,246,646	3,966,992	8,893,188	7,547,460
Franchise Taxes	92,925	92,925	185,850	185,850
Depreciation Expense	8,868,341	7,764,258	17,619,652	15,358,892
(Increase) Decrease in Fair Value of Marketable Securities	2,352,185	(16,623,670)	(6,243,581)	9,275,149

Adjusted EBITDA	$16,308,800	$15,272,489	$32,241,205	$30,230,998

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$(5,537,053)	$14,948,727	$377,083	$(12,205,783)
Depreciation Expense	8,868,341	7,764,258	17,619,652	15,358,892
(Gain) Loss on Sales of Depreciable Assets	(12,262)	64,927	8,714	80,632
(Increase) Decrease in Fair Value of Marketable Securities (1)	2,352,185	(16,623,670)	(6,243,581)	9,275,149

Funds from Operations (“FFO”)	5,671,211	6,154,242	11,761,868	12,508,890

Adjustments:
Non- Recurring Other Expense (2)	-0-	525,000	-0-	525,000
Settlement of Utility Billing Dispute Over a Prior 10-Year Period	-0-	-0-	375,250	-0-
Gain on Sales of Marketable Securities, net	-0-	-0-	-0-	(20,107)

Normalized Funds from Operations (“Normalized FFO”)	$5,671,211	$6,679,242	$12,137,118	$13,013,783

(1)	(Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(2)	Consists of one-time payroll expenditures.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(unaudited)

	Six Months Ended				Year Ended
	6/30/2019		6/30/2018		12/31/2018
Shares Outstanding	40,154,119		36,896,969		38,320,414
Market Price Per Share	$12.41		$15.35		$11.84
Equity Market Capitalization	$498,312,617		$566,368,474		$453,713,702
Total Debt	366,331,901		386,420,370		439,078,416
Preferred	388,780,000		288,780,000		288,780,000
Total Market Capitalization	$1,253,424,518		$1,241,568,844		$1,181,572,118

Total Debt	$366,331,901		$386,420,370		$439,078,416
Less: Cash and Cash Equivalents	(3,695,597)		(15,227,599)		(7,433,470)
Net Debt	362,636,304		371,192,771		431,644,946
Less: Marketable Securities at Fair Value (“Securities”)	(106,772,889)		(138,063,017)		(99,595,736)
Net Debt Less Securities	$255,863,415		$233,129,754		$332,049,210

Interest Expense	$8,893,188		$7,547,460		$16,038,585
Capitalized Interest	614,467		398,852		1,036,307
Preferred Dividends	11,409,013		10,069,430		20,315,944
Total Fixed Charges	$20,916,668		$18,015,742		$37,390,836

Adjusted EBITDA	$32,241,205		$30,230,998		$63,541,619

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	28.9%		29.9%		36.5%

Net Debt Plus Preferred / Total Market Capitalization	59.9%		53.2%		61.0%

Net Debt Less Securities / Total Market Capitalization	20.4%		18.8%		28.1%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	51.4%		42.0%		52.5%

Interest Coverage	3.4	x	3.8	x	3.7	x

Fixed Charge Coverage	1.5	x	1.7	x	1.7	x

Net Debt / Adjusted EBITDA	5.6	x	6.1	x	6.8	x

Net Debt Less Securities / Adjusted EBITDA	4.0	x	3.9	x	5.2	x

Net Debt Plus Preferred / Adjusted EBITDA	11.7	x	10.9	x	11.3	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	10.0	x	8.6	x	9.8	x

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	8

Debt Analysis

(unaudited)

	Six Months Ended		Year Ended
	6/30/2019	6/30/2018	12/31/2018
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$330,645,711	$305,066,819	$334,411,425
Unamortized Debt Issuance Costs	(3,036,626)	(3,295,243)	(3,318,362)
Mortgages, Net of Unamortized Debt Issuance Costs	$327,609,085	$301,771,576	$331,093,063
Loans Payable:
Unsecured Line of Credit	$-0-	$35,000,000	$50,000,000
Other Loans Payable	39,087,052	49,709,128	58,417,479
Total Loans Before Unamortized Debt Issuance Costs	39,087,052	84,709,128	108,417,479
Unamortized Debt Issuance Costs	(364,236)	(60,334)	(432,126)
Loans, Net of Unamortized Debt Issuance Costs	$38,722,816	$84,648,794	$107,985,353

Total Debt, Net of Unamortized Debt Issuance Costs	$366,331,901	$386,420,370	$439,078,416

% Fixed/Floating
Fixed	91.1%	80.0%	77.0%
Floating	8.9%	20.0%	23.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.29%	4.24%	4.29%
Loans Payable	5.08%	3.73%	4.20%
Total Average	4.37%	4.13%	4.27%

Weighted Average Maturity (Years)
Mortgages Payable	5.8	6.4	6.3

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	9

Debt Maturity

(unaudited)

As of 6/30/19:

Fiscal Year Ended	Mortgages	Loans	Total	% of Total
2019	$2,289,192	$16,502,452	$18,791,644	5.1%
2020	11,524,603	10,174,091	21,698,694	5.9%
2021	2,137,836	321,918	2,459,754	0.7%
2022	20,168,507	992,338	21,160,845	5.7%
2023	60,514,626	515,299	61,029,925	16.5%
Thereafter	234,010,947	10,580,954	244,591,901	66.1%

Total Debt Before Unamortized Debt Issuance Cost	330,645,711	39,087,052	369,732,763	100.0%

Unamortized Debt Issuance Cost	3,036,626	364,236	3,400,862

Total Debt, Net of Unamortized Debt Issuance Costs	$327,609,085	$38,722,816	$366,331,901

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	10

Securities Portfolio Performance

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757,477	$1,762,609	$2,027,943	$3,790,552
2011	43,298,214	2,512,057	2,692,649	5,204,706
2012	57,325,440	3,243,592	4,092,585	7,336,177
2013	59,254,942	3,481,514	4,055,812	7,537,326
2014	63,555,961	4,065,986	1,542,589	5,608,575
2015	75,011,260	4,399,181	204,230	4,603,411
2016	108,755,172	6,636,126	2,285,301	8,921,427
2017	132,964,276	8,134,898	1,747,528	9,882,426
2018	99,595,736	10,367,155	20,107	10,387,262
2019*	106,772,889	3,875,559	-0-	3,875,559

		$48,478,677	$18,668,744	$67,147,421

*For the six months ended June 30, 2019.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	6/30/2019	6/30/2018	% Change

Communities	118	114	3.5%
Developed Sites	21,515	20,602	4.4%
Occupied	17,932	16,995	5.5%
Occupancy %	83.3%	82.5%	80	bps
Total Rentals	6,848	5,996	14.2%
Occupied Rentals	6,410	5,636	13.7%
Rental Occupancy %	93.6%	94.0%	-40	bps
Monthly Rent Per Site	$443	$431	2.8%
Monthly Rent Per Home Rental Including Site	$754	$737	2.3%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Indiana	14	1,104	870	234	3,979	3,320	83.4%	$389	1,444	1,358	94.0%	$748
Maryland	1	77	10	67	62	57	91.9%	$495	-0-	-0-	N/A	N/A
Michigan	2	68	68	-0-	354	272	76.8%	$459	186	179	96.2%	$755
New Jersey	4	349	187	162	1,006	944	93.8%	$622	38	33	86.8%	$973
New York	7	617	308	309	1,165	986	84.6%	$539	325	311	95.7%	$910
Ohio	35	1,680	1,214	466	5,907	4,787	81.0%	$391	1,899	1,771	93.3%	$690
Pennsylvania	48	2,087	1,728	359	7,343	5,968	81.3%	$461	2,148	1,991	92.7%	$781
Tennessee	7	413	321	92	1,699	1,598	94.1%	$472	808	767	94.9%	$775

Total as of June 30, 2019	118	6,395	4,706	1,689	21,515	17,932	83.3%	$443	6,848	6,410	93.6%	$754

Acquisitions (3)	3	162	159	3	1,109	594	53.6%	$415	119	68	57.1%	$813

Grand Total	121	6,557	4,865	1,692	22,624	18,526	81.9%	$442	6,967	6,478	93.0%	$755

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

(3) Acquisition of 1 community completed July 3, 2019 and 2 communities completed July 30, 2019.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	12

Same Property Statistics

(unaudited)

	For Three Months Ended				For Six Months Ended
	6/30/2019	6/30/2018	Change	% Change	6/30/2019	6/30/2018	Change	% Change
Community Net Operating Income

Rental and Related Income	$29,739,113	$27,887,260	$1,851,853	6.6%	$58,779,844	$55,095,183	$3,684,661	6.7%

Community Operating Expenses	13,194,083	11,974,093	1,219,990	10.2%	26,416,855	24,080,208	2,336,647	9.7%

Community NOI	$16,545,030	$15,913,167	$631,863	4.0%	$32,362,989	$31,014,975	$1,348,014	4.3%

	As of
	6/30/2019	6/30/2018	Change

Total Sites	19,908	19,889	0.1%
Occupied Sites	16,649	16,348	301 sites, 1.8%
Occupancy %	83.6%	82.2%	140bps
Number of Properties	112	112	N/A
Total Rentals	6,575	5,944	10.6%
Occupied Rentals	6,168	5,596	10.2%
Rental Occupancy	93.8%	94.1%	-30bps
Monthly Rent Per Site	$451	$437	3.2%
Monthly Rent Per Home Including Site	$759	$737	3.0%

Same Property includes all properties owned as of January 1, 2018, with the exception of Memphis Blues.

(1) Excludes a one-time settlement of a utility billing dispute of $375,250 over a prior ten-year period.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	13

Acquisition Summary

At Acquisition:
Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres
2016	3	289	215	74%	$7,277,000	219
2017	11	1,997	1,333	67%	$63,290,000	602
2018	6	1,615	1,271	79%	$59,093,000	494
2019	3	1,109	594	54%	$31,036,000	162

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2018: 112 Communities and 19,900 sites
Acquired in 2018: 6 Communities and 1,600 sites
Acquired in 2019: 3 Communities and 1,100 sites
220 acres to be developed into a manufactured home community

Communities

Total - 121

Maryland 1%
Michigan 2%
New Jersey 3%
Tennessee 6%
New York 6%
Indiana 11%
Pennsylvania 41%
Ohio 30%
22,600 Sites

Acreage

Total - 6,600

Developed
2,600
39%
Developed
2,300
35%
Vacant
800
12%
Vacant
900
14%
Marcellus & Utica Shale Acreage
72 Communities and 11,200 Sites
Non Marcellus & Utica Share Acreage

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Friendly Village	July 3, 2019	OH	824	$19,386,000	101	46%
Fifty-One Estates and New Colony	July 30, 2019	PA	285	11,650,000	61	76%
Total 2019 to Date			1,109	$31,036,000	162	54%

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders ("FFO"), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs ("Adjusted EBITDA"), variously defined, as supplemental performance measures. While the Company believes net loss available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and costs associated with the redemption of preferred stock. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for gains and losses realized on marketable securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net loss applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding gains and losses realized on marketable securities investments and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 39,931,000 and 39,390,000 shares for the three and six months ended June 30, 2019, respectively, and 36,971,000 and 36,546,000 the three and six months ended June 30, 2018, respectively. Common stock equivalents resulting from stock options in the amount of 282,000 and 245,000 shares for the three and six months ended June 30, 2019, respectively, and 371,000 and 300,000 shares for the three and six months ended June 30, 2018, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents of 282,000 shares were excluded from the computation of the Diluted Net Loss per Share for the three months ended June 30, 2019, and 300,000 shares were excluded from the computation of Diluted Net Loss per share for the six months ended June 30, 2018, as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2018, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	15

Press Release Dated August 8, 2019

FOR IMMEDIATE RELEASE	August 8, 2019
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE SECOND QUARTER ENDED

JUNE 30, 2019

FREEHOLD, NJ, August 8, 2019........ UMH Properties, Inc. (NYSE:UMH) reported Total Income for the quarter ended June 30, 2019 of $37,230,000 as compared to $32,099,000 for the quarter ended June 30, 2018, representing an increase of 16%. Net Loss Attributable to Common Shareholders amounted to $5,537,000 or $0.15 per diluted share for the quarter ended June 30, 2019 as compared to Net Income of $14,949,000 or $0.40 per diluted share for the quarter ended June 30, 2018. This decrease was due to the change in fair value of our marketable securities. During the second quarter of 2019, we recognized $2.4 million of unrealized losses as compared to $16.6 million of unrealized gains in the prior year period.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $5,671,000 or $0.14 per diluted share for the quarter ended June 30, 2019 as compared to $6,154,000 or $0.17 per diluted share for the quarter ended June 30, 2018. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $5,671,000 or $0.14 per diluted share for the quarter ended June 30, 2019, as compared to $6,679,000 or $0.18 per diluted share for the quarter ended June 30, 2018. These decreases were primarily attributable to the impact of our $100 million preferred issue in late April, which have not yet been fully deployed.

A summary of significant financial information for the three and six months ended June 30, 2019 and 2018 is as follows:

	For the Three Months Ended
	June 30,
	2019	2018

Total Income	$37,230,000	$32,099,000
Total Expenses	$32,588,000	$27,761,000
Increase (Decrease) in Fair Value of Marketable Securities	$(2,352,000)	$16,624,000
Net Income (Loss) Attributable to Common Shareholders	$(5,537,000)	$14,949,000
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.15	$0.40
FFO (1)	$5,671,000	$6,154,000
FFO (1) per Diluted Common Share	$0.14	$0.17
Normalized FFO (1)	$5,671,000	$6,679,000
Normalized FFO (1) per Diluted Common Share	$0.14	$0.18
Diluted Weighted Average Shares Outstanding	39,649,000	36,971,000

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	16

	For the Six Months Ended
	June 30,
	2019	2018

Total Income	$71,517,000	$61,895,000
Total Expenses	$62,338,000	$53,253,000
Increase (Decrease) in Fair Value of Marketable Securities	$6,244,000	$(9,275,000)
Net Income (Loss) Attributable to Common Shareholders	$377,000	$(12,206,000)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.01	$(0.34)
FFO (1)	$11,762,000	$12,509,000
FFO (1) per Diluted Common Share	$0.30	$0.34
Normalized FFO (1)	$12,137,000	$13,014,000
Normalized FFO (1) per Diluted Common Share	$0.31	$0.36
Diluted Weighted Average Shares Outstanding	39,390,000	36,246,000

A summary of significant balance sheet information as of June 30, 2019 and December 31, 2018 is as follows:

	June 30, 2019	December 31, 2018

Gross Real Estate Investments	$905,830,000	$881,456,000
Marketable Securities at Fair Value	$106,773,000	$99,596,000
Total Assets	$915,287,000	$880,902,000
Mortgages Payable, net	$327,609,000	$331,093,000
Loans Payable, net	$38,723,000	$107,985,000
Total Shareholders’ Equity	$529,988,000	$424,698,000

Samuel A. Landy, President and CEO, commented on the results of the second quarter of 2019.

“During the quarter, we raised $100 million of preferred equity to fund our future growth. As we deploy this capital into new acquisitions, rental homes and expansions, our earnings will rise accordingly. Subsequent to quarter end, we utilized some of the proceeds from our preferred offering and closed on the acquisition of 3 communities containing 1,100 developed homesites for a total purchase price of approximately $31 million or $28,000 per site. The blended occupancy rate for these communities was 54% at the time of acquisition. We anticipate increased occupancy and earnings as we upgrade and improve these communities.”

“We are pleased to announce another solid quarter of operating results. During the quarter, we:

●	Increased Rental and Related Income by 11% over the prior year period;
●	Increased Community Net Operating Income (“NOI”) by 6% over the prior year period;
●	Increased Same Property NOI by 4% over the prior year period;
●	Increased Same Property Occupancy by 301 sites or 140 basis points over the prior year period from 82.2% to 83.6%;
●	Increased home sales by 51%, generating a net profit of $178,000 as compared to a net loss of $288,000 over the prior year period;
●	Increased our rental home portfolio by 336 homes to approximately 6,800 total rental homes, representing an increase of 5% from yearend 2018;
●	Increased rental home occupancy by 130 basis points from 92.3% at yearend 2018 to 93.6% at quarter end;

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	17

●	Issued 4 million shares of our 6.75% Series C Perpetual Preferred Stock resulting in net proceeds of approximately $96.7 million;
●	Raised $10.7 million through our Dividend Reinvestment and Stock Purchase Plan;
●	Reduced our Net Debt to Adjusted EBITDA from 6.1x to 5.6x year over year;
●	Reduced our Net Debt to Total Market Capitalization from 29.9% to 28.9% year over year; and,
●	Subsequent to quarter end, we completed the financing/refinancing of three of our communities for total proceeds of approximately $38.8 million, reducing the interest rate on the existing $11.6 million mortgage from 5.94% to 3.41%.”

Mr. Landy further stated, “Our same property results remain strong. Same property occupancy increased 140 bps to 83.6% at quarter end 2019 as compared to 82.2% in the prior year period.”

“Home sales have been accelerating. After delivering sales growth of 45% in 2018, and 44% in the first quarter, sales for the second quarter increased 51% year over year. A continuing national need for affordable housing coupled with UMH’s availability of vacant sites provide an opportunity for continued growth in earnings and value.”

UMH Properties, Inc. will host its Second Quarter 2019 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, August 9, 2019 at 10:00 a.m. Eastern Time.

The Company’s 2019 second quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, August 9, 2019. It will be available until November 1, 2019 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10132371. A transcript of the call and the webcast replay will be available at the Company's website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 121 manufactured home communities containing approximately 22,600 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and six months ended June 30, 2019 and 2018 are calculated as follows:

	Three Months Ended		Six Months Ended
	6/30/19	6/30/18	6/30/19	6/30/18
Net Income (Loss) Attributable to Common Shareholders	$(5,537,000)	$14,949,000	$377,000	$(12,206,000)
Depreciation Expense	8,868,000	7,764,000	17,620,000	15,359,000
(Gain) Loss on Sales of Depreciable Assets	(12,000)	65,000	9,000	81,000
(Increase) Decrease in Fair Value of Marketable Securities (2)	2,352,000	(16,624,000)	(6,244,000)	9,275,000
FFO Attributable to Common Shareholders	5,671,000	6,154,000	11,762,000	12,509,000
Non-Recurring Other Expense (3)	-0-	525,000	-0-	525,000
Settlement of utility billing dispute over a prior 10-year period	-0-	-0-	375,000	-0-
Gain on Sales of Marketable Securities, net	-0-	-0-	-0-	(20,000)
Normalized FFO Attributable to Common Shareholders	$5,671,000	$6,679,000	$12,137,000	$13,014,000

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 39,931,000 and 39,390,000 shares for the three and six months ended June 30, 2019, respectively, and 36,971,000 and 36,546,000 shares for the three and six months ended June 30, 2018, respectively. Common stock equivalents resulting from stock options in the amount of 282,000 and 245,000 shares for the three and six months ended June 30, 2019, respectively, and 371,000 and 300,000 shares for the three and six months ended June 30, 2018, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents for the three months ended June 30, 2019 and for the six months June 30, 2018 were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive.

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	19

The following are the cash flows provided (used) by operating, investing and financing activities for the six months ended June 30, 2019 and 2018:

	2019	2018
Operating Activities	$11,648,000	$14,445,000
Investing Activities	(34,463,000)	(61,477,000)
Financing Activities	19,334,000	39,107,000

(2)	(Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.
(3)	Consists of one-time payroll expenditures.

# # # #

UMH Properties, Inc. | Second Quarter FY 2019 Supplemental Information	20